CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80080, No. 33-81844, No. 333-03524, and No. 333-40229) of Hollywood
Entertainment Corporation of our report dated May 29, 1998, except as to Note 7 which is as of October 1, 1998, relating to the financial statements of Reel.Com LLC which appears in this Current Report on Form 8-K/A of Hollywood Entertainment Corporation.

/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

San Francisco, California
December 14, 1998